CONFIRMING STATEMENT
	This Statement confirms that the undersigned has authorized and designated Richard H. Aldrich, each acting singly, to execute and file on the undersigned's behalf all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Lipid Sciences, Inc. The authority of Richard H. Aldrich under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of Lipid Sciences, Inc. unless earlier revoked in writing. The undersigned acknowledges that Richard H. Aldrich are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
	This Statement revokes the authority of any person named in any prior confirming statement relating to the undersigned's filing obligations with respect to securities of Lipid Sciences, Inc. who is not named herein, and this Statement replaces and supersedes any such prior confirming statement.

Dated: March 27, 2007	  /s/ Peter Kolchinsky
	Peter Kolchinsky


CONFIRMING STATEMENT
	This Statement confirms that the undersigned has authorized and designated Peter Kolchinsky, each acting singly, to execute and file on the undersigned's behalf all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Lipid Sciences, Inc. The authority of Peter Kolchinsky under this Statement shall continue until the undersigned is no longer required to file
Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of Lipid Sciences, Inc. unless earlier revoked in writing. The undersigned acknowledges that Peter Kolchinsky are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
	This Statement revokes the authority of any person named in any prior confirming statement relating to the undersigned's filing obligations with respect to securities of Lipid Sciences, Inc. who is not named herein, and this Statement replaces and supersedes any such prior confirming statement.

Dated: March 27, 2007	  /s/ Richard H. Aldrich
	Richard H. Aldrich